Exhibit 99.1

Proterra Announces Redemption Fair Market Value in Connection With Redemption of its Outstanding Warrants

Burlingame, Calif. – October 12, 2021 – Proterra Inc. (Nasdaq: PTRA) today announced the “Redemption Fair Market Value” in connection with its previously announced redemption of its outstanding warrants. The Redemption Fair Market Value will be used to determine the number of shares that will be issued on a “cashless” exercise of a warrant subject to the terms of the redemption notice.

On September 27, 2021, Proterra announced it was redeeming all of its outstanding public warrants (the “Public Warrants”) and private placement warrants (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”) to purchase shares of Proterra’s common stock (the “Common Stock”) that are governed by the Amended and Restated Warrant Agreement, dated June 14, 2021, by and among Proterra, Computershare Trust Company, N.A., a federally chartered trust company, and Computershare Inc., a Delaware corporation (collectively, “Computershare”), as warrant agent and transfer agent (the “Warrant Agreement”). In connection with the redemption, Computershare previously delivered a redemption notice (the “Redemption Notice”) on Proterra’s behalf, and Proterra committed to inform holders of Warrants of the calculation of the Redemption Fair Market Value (as defined in the Warrant Agreement).
As warrant agent, Computershare has delivered a notice (the “Redemption Fair Market Value Notice”) to each of the registered holders of the outstanding Warrants on behalf of Proterra informing holders:
•that the Redemption Fair Market Value is $9.8542; and
•as a result, holders who exercise their Warrants on “cashless basis” will be entitled to receive 0.253 shares of Common Stock per Warrant.
Any Warrants that remain unexercised following 5:00 p.m. New York City time on October 27, 2021 (the “Redemption Date”) will be void and no longer exercisable, and the holders of those Warrants will be entitled to receive only the redemption price of $0.10 per Warrant (the “Redemption Price”).

For additional information, including information on how holders may exercise their Warrants, see the Redemption Notice. Questions concerning redemption and exercise of the Warrants can be directed to Georgeson, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, telephone number 800-932-9864.

For copies of the Redemption Notice and the Redemption Fair Market Value Notice, and answers to frequently asked questions please visit our investor relations website at https://ir.proterra.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any Proterra securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Proterra

Proterra is a leader in the design and manufacture of zero-emission electric transit vehicles and EV technology solutions for commercial applications. With industry-leading durability and energy efficiency based on rigorous U.S. independent testing, Proterra products are proudly designed, engineered, and manufactured in America, with offices in Silicon Valley, South Carolina, and Los Angeles.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements related to the redemption of the Warrants. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including risks and uncertainties set forth in the sections entitled “Risk Factors” in the Proterra’s prospectus dated July 9, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 9, 2021, and Proterra’s annual and quarterly reports and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The forward-looking statements included in this press release speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Proterra assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Proterra does not give any assurance that it will achieve its expectations.

Media Contact
Proterra Corporate Communications
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Investor Contact
Proterra Investor Relations
IR@proterra.com